                                                                 Exhibit (10)(s)

                      AMENDMENT NO. 2 AND WAIVER AGREEMENT

         THIS AMENDMENT NO. 2 AND WAIVER AGREEMENT ("Amendment No. 2") is entered into as of February 24, 1999, by and between Cold Metal Products, Inc., a New York corporation having its principal place of business at 8526 South Avenue, Youngstown, Ohio 44514 ("Borrower") and BNY Financial Corporation, a New York corporation having an office at 1290 Avenue of the Americas, New York, New York 10104 ("Lender").

                                   BACKGROUND
                                   ----------

         Borrower and Lender are parties to a Third Amended and Restated Credit and Security Agreement dated as of April 1, 1998, as amended by Amendment No. 1 dated as of October 9, 1998 (as amended and as may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrower with certain financial accommodations.

         Borrower has requested that Lender amend the Loan Agreement and waive certain financial covenants on the terms set forth herein and Lender is willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. AMENDMENT TO LOAN AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

         2.1. Section 1.2 of the Loan Agreement is hereby amended as follows:

                  (a) the following defined terms are hereby added in their appropriate alphabetical order:

                  "AMENDMENT NO. 2" shall mean Amendment No. 2 and Waiver Agreement dated as of February 24, 1999.

                  "AMENDMENT NO. 2 EFFECTIVE DATE" shall mean the later of February 24, 1999 or the date upon which all of the conditions precedent contained in Section 5 of Amendment No. 2 shall have been satisfied.

                  "APPLICABLE MARGIN" shall mean a percentage equal to (i) one percent (1%) with respect to Domestic Rate Loans and (ii) one


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and one-half percent (1.50%) with respect to LIBOR Rate Loan, in each case effective as of February 15, 1999. The Applicable Margin shall be adjusted to the percentage set forth in the following grid as corresponds to the applicable Pre-Tax Profit amount set forth in such grid as of the first day of the first calendar month that occurs more than five (5) days after delivery of Borrower's financial statements to Lender for the fiscal year ending March 31, 2000 so long as: (i) Borrower shall be in compliance with the financial covenants set forth in sections 6.5, 6.8 and 6.9 of this Agreement, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) Borrower shall have achieved a Pre-Tax Profit on a consolidated basis for the fiscal year ended March 31, 2000 equal to the amounts set forth below:

                                            Domestic             LIBOR
Pre-Tax Profit                              Rate Margin          Rate Margin
--------------                              -----------          -----------

Equal to or greater than $4,115,000            .75%              1.25%
but less than $5,143,750

Equal to or greater than $5,143,750            .50%              1.00%

                  "PRE-TAX PROFIT" shall mean, with respect to any period, the sum of aggregate net income of Borrower on a consolidated basis during such period plus the aggregate amount of income tax deducted in determining such net income during such period.

                  (b) the following defined terms are hereby amended in their entirety to read as follows:

                  "REVOLVING INTEREST RATE" shall mean an interest rate per annum equal to, as appropriate, (a) the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans, or (b) the sum of the Average Monthly LIBOR Rate plus the Applicable Margin with respect to LIBOR Rate Loans."

                  "TERM" shall mean the Closing Date through October 2, 2002, as same may be extended in accordance with Section 13.1."

         2.2 Section 3.3 is hereby amended in its entirety to read as follows:

                  "3.3. EARLY TERMINATION FEE. In the event Borrower shall prepay the Obligations in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Prepayment Date"), Borrower shall pay to Lender an early termination fee in an amount equal to (x) $300,000 if the Prepayment Date occurs from the Amendment No. 2 Effective Date to and including October 2, 2000, (y) $200,000 if the Prepayment Date occurs on or after October 3, 2000 to and including October 2, 2001, and (z) $100,000 if the Prepayment Date occurs on or after October 3, 2001 to and including October 2, 2002."

         2.3 Sections 6.5, 6.8 and 6.9 are hereby amended in their entirety to read as follows:

                  "6.5. CURRENT RATIO. Cause the ratio of consolidated current assets to consolidated current liabilities to be not less


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than (i) 1.40 to 1 at the end of the fiscal quarter ending March 31, 1999, (ii)
1.34 to 1 at the end of the fiscal quarter ending June 30, 1999, (iii) 1.46 to 1 at the end of the fiscal quarter ending September 30, 1999, (iv) 1.73 to 1 at the end of the fiscal quarter ending December 31, 1999 and (v) 1.65 to 1 at the end of the fiscal quarter ending March 31, 2000 and at the end of each fiscal quarter thereafter during the Term. The above ratios shall be calculated exclusive of the effect of any conversion to a current liability of any Indebtedness to Lender.

                  6.8 FIXED CHARGE COVERAGE. Cause the ratio of (x) the sum of aggregate net income of Borrower on a consolidated basis during each fiscal period set forth below plus the aggregate amount of income tax, interest, depreciation and all other non-cash expense deducted in determining such net income during such period to (y) aggregate consolidated interest expense during such fiscal period plus aggregate amount of tax expense and capital expenditures paid in cash during such fiscal period plus, without duplication, the aggregate amount of scheduled reductions in availability during such fiscal period pursuant to Section 2.1(a)(y)(iii) hereof to be not less than the ratio corresponding to the fiscal periods set forth below:

                  Fiscal Period                             Ratio
                  -------------                             -----

                  4/1/99 to 6/30/99                            0.87 to 1
                  4/1/99 to 9/30/99                            1.08 to 1
                  4/1/99 to 12/31/99                           1.05 to 1
                  4/1/99 to 3/31/00                            1.15 to 1
                  and each four quarter fiscal period
                  thereafter during the Term.

                  6.9 TOTAL LIABILITIES TO EQUITY. Cause the ratio of total consolidated Indebtedness to consolidated stockholders equity (exclusive of Borrower's foreign currency translation adjustment account) to be not more than
(i) 5.65 to 1 at the end of the fiscal quarter ending March 31, 1999, (ii) 4.87 to 1 at the end of the fiscal quarter ending June 30, 1999, (iii) 4.44 to 1 at the end of the fiscal quarter ending September 30, 1999, (iv) 4.13 to 1 at the end of the fiscal quarter ending December 31, 1999, (v) 4.11 to 1 at the end of the fiscal quarter ending March 31, 2000 and at the end of each fiscal quarter thereafter during the Term."

         3. WAIVERS.

         3.1 Subject to the satisfaction of the conditions set forth in Section 5 below, Lender hereby waives the Event of Default that has occurred as a result of Borrower's non-compliance with Section 6.8 of the Loan Agreement solely as a result of Borrower's failure to maintain the necessary level of Fixed Charge Coverage as of the end of the fiscal quarter ending December 31, 1998.

         3.2 Subject to the satisfaction of the conditions set forth in Section 5 below, Lender hereby waives compliance by Borrower with Section 6.8 solely for the fiscal quarter ending March 31, 1999.

         4. APPRAISALS. Borrower shall deliver an updated "desk-top" appraisal of the real estate assets of Borrower, a "walk-through"


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appraisal of the Equipment and an appraisal of the Inventory of Borrower, each in form and substance satisfactory to Lender, and each at Borrower's expense, within sixty (60) days after the Amendment No. 2 Effective Date.

         5. CONDITIONS OF EFFECTIVENESS. This Amendment No. 2 shall become effective when Lender shall have received:

                  (i) four (4) copies of this Amendment No. 2 executed by Borrower and consented to and agreed to by Cold Metal Products, Limited as guarantor;

                  (ii) an amendment fee equal to $100,000;

                  (iii) consent of Participants.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby represents, warrants and covenants as follows:

                  (a) This Amendment No. 2 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No.
2.

                  (c) Borrower has no defense, counterclaim or offset with respect to the Obligations.

         7. EFFECT ON THE LOAN AGREEMENT.

                  (a) Upon the effectiveness of SECTION 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment No. 2 shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         8. GOVERNING LAW. This Amendment No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         9. HEADINGS. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose.



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         10. COUNTERPARTS. This Amendment No. 2 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.


         IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the day and year first written above.

                                              COLD METAL PRODUCTS, INC.


                                              By: /s/ J. E. Sloe
                                                  --------------
                                              Name: J. E. SLOE
                                                   ----------
                                              Title:VP-CFO


                                              BNY FINANCIAL CORPORATION


                                              By:/s/ Anthony Viola
                                                 -----------------
                                              Name: Anthony Viola
                                                    -------------
                                              Title:Vice President

CONSENTED AND AGREED TO AS OF THE
DAY AND YEAR FIRST ABOVE WRITTEN:

COLD METAL PRODUCTS, LIMITED


By:/s/Raymond P. Torok
   -------------------
Name: Raymond P. Torok
     -----------------
Title:PRESIDENT AND CEO



THE CIT GROUP/BUSINESS CREDIT INC.


By:/s/ Mitchell J. Tarvid
   ----------------------
Name:  Mitchell J. Tarvid
       ------------------
Title:V.P.



NATIONAL CITY BANK


By: /s/ B.J. Lumpkin
    ----------------
Name:  B. J. Lumpkin
       -------------
Title: